                                                                 Exhibit 10.3

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective as of October 13, 2003 ("Effective Date") by and between TOTAL IDENTITY SYSTEMS CORP., a New York corporation (the "Company") and CHARLES FINZER (the "Employee").

                                    RECITALS:

         Employee's participation in the business of the Company is critical to the Company's success. The parties wish to provide for the employment of Employee by the Company from and after the date hereof, all on the terms and conditions herein set forth.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. EMPLOYMENT. Subject to Section 3 below, the Company hereby employs Employee for a term of three years, renewable for additional annual terms unless terminated by either party upon 30 days' written notice prior to the applicable annual anniversary hereof (the "Employment Term"), commencing on the Effective Date. Employee will serve as the President of the Company. The Employee shall report to the Chief Executive Officer of the Company's parent, Total Identity Corp., a Florida corporation ("TIC"). Employee hereby accepts such employment. During the term of his employment hereunder, Employee shall devote his time, attention, knowledge and skills faithfully, diligently and to the best of his ability to perform his duties hereunder, and Employee shall not engage in any venture or activity which materially interferes with Employee's performance of his duties hereunder. The Employee agrees to devote a minimum of 40 hours per week to the business of the Company and shall perform his duties at the Company's offices in the Rochester, New York metropolitan area; provided; however, that Employee may be required to travel, consistent with past practice, as may reasonably be necessary in order to discharge his duties to the Company.

         2. COMPENSATION. During the Employment Term, the Company shall pay Employee the compensation and other amounts set forth below.

                  2.1. SALARY. The Company shall pay Employee an initial annual base salary ("Salary") of $175,000. The Employee's Salary shall be payable in installments according to the Company's regular payroll practices and subject to such deductions as may be required by law. Notwithstanding the foregoing, Employee's base Salary shall be subject to adjustment as follows:

                           (a) In the event that  revenues  of the  Company  are
generated at a $12 million annual run rate for two consecutive quarters, as determined by the Company's then current accountants, Employee's annual base Salary shall be increased to $195,000;

                           (b) In the event that  revenues  of the  Company  are
generated at a $15 million annual run rate for two consecutive quarters, as determined by the Company's then current accountants, Employee's annual base Salary shall be increased to $220,000;

                           (c) In the event that  revenues  of the  Company  are
generated at a $20 million annual run rate for two consecutive quarters, as determined by the Company's then current accountants, Employee's annual base Salary shall be increased to $275,000; and

                           (d) In the event that, following any increase in base
Salary pursuant to the foregoing provisions of Section 2.1 (a) through (c), revenues decrease below the level that resulted in a Salary increase for two consecutive quarters, then Employee's base Salary shall be decreased to the level corresponding to the annual run rate described above.

              2.2. BONUS. The Employee shall be entitled to an annual incentive bonus, payable within 30 days following completion of each annual audit of the Company's financial statement, based upon the Company's profitability, as follows:

                           (a) Employee shall be entitled to a bonus equal to 2%
of the Company's annual pre-tax profits, for pre-tax profits up to and including $15 million;

                           (b) Employee shall be entitled to a bonus equal to 3%
of the Company's annual pre-tax profits, for pre-tax profits exceeding $15 million; and

                           (c)  For  purposes  of  this  Section  2.2,  "pre-tax
profits" shall mean net profits, after deducting (i) all expenses including interest and depreciation but excluding income tax obligations attributable to the Company, (ii) compensation paid to Robert David for his services rendered to TIC, and (iii) an allocable portion, not exceeding $60,000 annually, of compensation paid by TIC to its chief financial officer, all as determined by the Company's then current accountants in accordance with generally accepted accounting principles applied on a consistent basis, consistent with past practice.

                  2.3. BENEFITS. Employee shall be entitled to receive the following benefits paid by the Company: (a) group health insurance consistent with that made available to the Company's senior officers as a group; provided that, until such time as the Company offers group health insurance to its senior officers, the Company shall reimburse Employee for his existing "Blue Choice Select" health insurance plan provided by Blue Cross-Blue Shield of the Rochester Area covering himself, his spouse and minor children; (b) disability insurance coverage providing for benefits of not more than $95,000 per year; (c) $1.5 million in life insurance naming the Company beneficiary as to $1 million, and Employee's designee for the balance; (d) a $400 per month automobile allowance; (e) four weeks' paid vacation during each calendar year (which shall not accrue from year to year), provided that Employee shall not take more than two consecutive weeks' vacation at any time and that Employee shall provide reasonable notice to the Company of his vacation plans; and (f) reimbursement for reasonable and necessary out-of-pocket expenses incurred in the performance of his duties hereunder (such expenses shall be reimbursed by the Company, from time to time, upon presentation of appropriate receipts therefore, provided such expenses are approved in advance by the Chief Financial Officer or the Board of Directors).

                  2.4. SALES COMMISSION. Employee shall also be entitled to receive a commission equal to 2.5% of revenues collected from sales by the Company attributable to the direct selling efforts of Employee (the

"Commission"). On or before the last day of each month, the Company shall pay Employee Commissions due based upon applicable revenues collected by the Company during the preceding month. Notwithstanding the foregoing, the Company's obligation to pay the Commission cease at such time as Employee's base Salary reaches $220,000 per year.

                  2.5. OPTIONS. Upon execution of this Agreement, Employee shall be granted options to purchase up to 100,000 shares of the Common Stock of TIC (the "Options"). The Options shall be exercisable at a price of $.60 per share and shall vest as follows: 40,000 Options shall vest on the date of this Agreement, 30,000 Options shall vest on the first anniversary date of this Agreement and 30,000 Options shall vest on the second anniversary date of this Agreement. The Options shall be exercisable for a period of three years from the date of vesting. The Options may, at TIC's election, be granted from a plan established by TIC for its employees and those of its subsidiaries. Any unexercised Options shall terminate immediately upon termination of Employee's employment by the Company.

         3. TERMINATION.

                  3.1. The Employee's employment pursuant to this Agreement shall be terminated by the first to occur of the following events:

                           (a) The death of Employee.

                           (b) The Complete  Disability  of Employee.  "Complete
Disability" as used herein shall mean the inability of Employee, due to illness, accident, or any other physical or mental incapacity, to perform the services contemplated by this Agreement for an aggregate of 90 days within any period of 12 consecutive months during the term hereof.

                           (c) The  discharge  of  Employee  by the  Company for
Cause. "Cause" as used herein shall mean:

                           (i)  Employee's   conviction  of  a  crime  involving
illegal drug use or alcohol abuse by Employee;

                           (ii)  improper  or  personal  use  of  the  Company's
property assets;

                           (iii)   acts  of  fraud,   dishonesty,   malfeasance,
criminal activity, wrongful conduct, breach of fiduciary duty by Employee against the Company or its affiliates, or in connection with the performance of his duties hereunder;

                           (iv) Employee's  willful failure or refusal to comply
with the provisions of this Agreement, or failure (including as a result of Employee's illegal drug use or alcohol abuse that does not involve a criminal conviction) to perform Employee's duties and obligations under this Agreement in any material respect following written notice of such failure or refusal and Employee's failure to cure same within 30 days following Employee's receipt of such notice;

                           (v)  the  Company  not  generating   average  monthly
revenues of at least $750,000 during any consecutive three fiscal quarters during the term of this Agreement; or

                           (vi) the Company not  achieving  profits after direct
costs of at least 46%, computed by the Company's then current accountants consistent with past practice, for three consecutive fiscal quarters during the term of this Agreement.

                  3.2 The Company may terminate Employee's employment by the Company, without cause and at any time, upon seven days' notice to Employee; provided that, in such event, the Company shall continue to pay Employee's Salary for a period of 12 months, based upon Employee's average monthly base Salary during the 12 consecutive months immediately preceding the date of termination. The Company's obligation to make payments to Employee pursuant to this Section 3.2 shall cease at such time as Employee becomes an employee or owner of, or a consultant to, an entity which competes with the business of the Company.

         4. RELATED PARTY TRANSACTIONS. So long as Employee is employed by the Company, he shall not, without the prior written consent of the Company, cause or permit the Company, or any subsidiary to enter into or effect any agreement or transaction, or provide or receive any service, between the Company or any subsidiary on the one hand, and Employee or a Related Party (defined below), on the other hand, except for the employment relationship contemplated hereby. In any event, any such agreements, transactions or services shall be at prices and terms which are equal to the prices and terms available for similar agreements, transactions or services with unrelated third parties. As used herein, "Related Party" means (a) any person related by blood, adoption, or marriage to Employee,
(b) any director or officer of the Company or any of its subsidiaries, (c) any corporation or other entity in which Employee has, directly or indirectly, at least 5% beneficial interest in the capital stock or other type of equity interest in such corporation or other entity, or (d) any partnership in which Employee is a general partner or a limited partner having a 5% or more interest therein.

         5. TREATMENT AND OWNERSHIP OF CONFIDENTIAL INFORMATION.

                  5.1 CONFIDENTIALITY. The parties hereto acknowledge that Employee shall or may be provided access to, make use of, acquire and/or add to Confidential Information (as that term is defined in Section 5.2 below). Employee covenants and agrees that during the Employment Term and at all times thereafter he shall not, except with the prior written consent of the Company, or except if he is acting during the Employment Period solely for the benefit of the Company or any of the affiliates, at any time, directly or indirectly, disclose, divulge, report, transfer or use, for any purposes whatsoever, any such Confidential Information, including Confidential Information obtained, used, acquired or added by, or disclosed to, Employee prior to the date of this Agreement. Employee further acknowledges that the Confidential Information constitutes valuable, special and unique assets of the Company.

                  5.2 CONFIDENTIAL INFORMATION DEFINED. For purposes of this Agreement, the term "Confidential Information" shall mean all of the following materials and information which Employee receives, conceives or develops or has received, conceived or developed, in whole or in part, in connection with Employee's affiliation with the Company:

                           (a) The  contents  of any  manuals  or other  written
materials of the Company or any of its affiliates;

                           (b) The  names  of  actual  or  prospective  clients,
customers, suppliers, or persons, firms, lenders, or persons, firms, corporations, or other entities with whom Employee may have or has had contact on behalf of the Company or any of its affiliates or to whom any other employee of the Company or any of its affiliates has provided goods or services at any time;

                           (c) The terms of  agreements  between  the Company or
any of its affiliates, and any third parties;

                           (d) The contents of actual or prospective customer or
client records, which customer and client lists and records shall not only mean one or more of the names and addresses of the customers of the Company or any of its affiliates, but shall also encompass any and all information whatsoever regarding them;

                           (e)  Any  data  or  database,  or  other  information
compiled by the Company or any of its affiliates, including, but without limitation, information concerning the Company or any of its affiliates, or any business in which the Company or any of its affiliates is engaged or contemplates becoming engaged, any company which the Company or any of its affiliates engages in business, any customer, prospective customer, or other person, firm or corporation to whom or which the Company or any of its affiliates has provided goods or services or to whom or which any employee of the Company or any of its affiliates has provided goods or services on behalf of the Company or any of its affiliates, or any compilation, analysis, evaluation or report concerning or deriving from any data or database, or any other information;

                           (f)  All   policies,   procedures,   strategies   and
techniques regarding training, marketing and sales, either oral or written, and assorted lists containing information pertaining to lenders, customers and/or prospective customers; and

                           (g) Any other  information,  data,  training methods,
formulae, technology, business methods, know-how, show-how, source code, subject code, copyright, trademarks, patents or knowledge of a confidential or proprietary nature observed, received, conceived or developed by Employee in connection with Employee's affiliation with the Company.

                  5.3 EXCLUSIONS. Excluded from the Confidential Information and therefore not subject to the provisions of this Agreement shall be any information which (a) is or becomes generally available to the public through no breach or fault of Employee; provided that this exception shall apply only from and after the date the information became generally available to the public, and
(b) Employee can establish by Employee's written records was in Employee's possession at the time of disclosure and was not previously acquired directly or indirectly from the Company, provided that this exception shall apply only from and after the date that the information is disclosed to Employee by a third party or was in Employee's possession. Specific Confidential Information shall not be deemed to be within the foregoing exceptions merely because it is embraced by, or contained or referenced in, more general information in the public domain. Additionally, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain. If Employee intends to avail himself of any of the foregoing exceptions, Employee shall notify the Company in writing of his intention to do so and the basis for claiming the exception.

                  5.4 OWNERSHIP. Employee covenants and agrees that all right, title and interest in any Confidential Information shall be and shall remain the exclusive property of the Company and its affiliates, as the case may be. Employee agrees to promptly disclose to the Company all Confidential Information hereafter developed in whole or in part by Employee within the scope of this Agreement and to assign to the Company or any of the affiliates, as the Company determines in its sole discretion, any right, title or interest Employee may have in such Confidential Information.

         6. INVENTIONS.

                  6.1 Employee agrees to promptly inform and to disclose to the Company, in writing, all inventions, concepts, developments, procedures, ideas, innovations, systems, programs, techniques, processes, information, discoveries, improvements and modifications and related documentations, other works of authorship and the like (collectively the "Inventions"), which, during the course of Employee's employment with the Company, Employee has created, made, conceived, written either alone or with others, while in the Company's employ, or while performing services for the affiliates, whether or not during working hours, and at all times thereafter, whether or not such Inventions are patentable, subject to copyright protection or susceptible to any other form of protection which (a) related to the actual business or research of development of the Company or its affiliates; or (b) was suggested by or resulted from any task assigned or to be assigned to Employee or performed by Employee for or on behalf of the Company or any of its affiliates. In the case of any "other works of authorship", such assignment shall be limited to those works of authorship meeting both conditions (a) and (b) above. Employee further acknowledges and agrees that all copyright and any other intellectual property right in Inventions and related documentation, and other works of authorship, created within the scope of Employee's employment, are "works for hire" and are the property of the Company.

                  6.2 In  connection  with  any of the  Inventions  assigned  by
Section 6.1, Employee shall, on the Company's request, promptly execute a specific assignment of title to the Company or its designee, and do anything else reasonably necessary to enable the Company or such designee to secure a patent, copyright or other form of protection therefor in the United States and in other countries.

                  6.3 Employee further acknowledges and agrees that the Company and its affiliates, licensees, successors or assigns (direct or indirect) are not required to designate Employee as an author of any Invention which is subject to Section 6.1, when it is distributed, publicly or otherwise, or to secure my permission to change or otherwise alter its integrity. Employee hereby waives and releases, to the extent permitted by law, all rights in and to such designation and any rights that Employee may have concerning modifications of such Inventions.

                  6.4 Employee understands that any rights, waivers, releases and assignments herein granted and made by Employee are freely assignable by the Company and are for the benefit of the Company and its affiliates, licensees, successors and assigns.

                  6.5 Employee affirms that Employee has not disclosed and will not disclose to anyone outside of the Company and its affiliates, or has used, or will use, any Confidential Information or material received in confidence from third parties, such as customers, by the Company or any of its affiliates, other than as permitted by a written agreement between the Company and the third party.

                  6.6 Employee irrevocably appoints any Company-selected designee to act as his agent and attorney-in-fact to perform all acts necessary to obtain patents and/or copyrights as required by this Agreement if Employee
(a) refuses to perform those acts or (b) is unavailable, within the meaning of the United States Patent and Copyright Laws. It is expressly intended by Employee that the foregoing power of attorney is coupled with an interest.

                  6.7 Employee shall keep complete, accurate and authentic information and records on all Inventions in the manner and form reasonably requested by the Company. Such information and records, and all copies thereof, shall be the property of the Company as to any Inventions within the meaning of this Agreement. In addition, Employee agrees to promptly surrender all such original and copies of such information and records at the request of the Company.

         7.       RESTRICTIVE COVENANTS.

                  7.1 ACKNOWLEDGMENTS. Employee agrees and acknowledges that in order to protect the value of the Company and its business, it is necessary and appropriate that Employee undertake not to utilize the special knowledge about the business of the Company that Employee has acquired or may acquire and the relationships with the Company's customers, suppliers and employees to compete with the Company. Employee further acknowledges that:

                           (a)  Employee  is one of a limited  number of persons
who will operate and develop the business of the Company;

                           (b)  Employee  will  occupy a  position  of trust and
confidence with the Company during the course of Employee's employment under this Agreement and Employee has and will continue to become familiar with the proprietary and Confidential Information of the Company and its affiliates;

                           (c) The  agreements  and covenants  contained in this
Section 7 are essential to protect the Company and the goodwill of its business and are an express condition precedent to the willingness of the Company to sign this Agreement;

                           (d) The  Company  would  be  irreparably  damaged  if
Employee were to provide services to any person or entity in violation of the provisions of this Agreement;

                           (e) The scope and duration of the  provisions of this
Section 7, and the provisions of Sections 5 and 6, are reasonably designed to protect a valuable interest of the Company and are not excessive in light of the circumstances; and

                           (f)  Employee  has a means to  support  Employee  and
Employee's dependents, if any, other than engaging in the activities prohibited by this Section 7.

                  7.2 NON-COMPETE. Employee hereby agrees that during the term of Employee's employment by the Company and for the Post-Term Period (as hereinafter defined) identified below (the "Non-Compete Period"), except on behalf of the Company in accordance with this Agreement, Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in the business now or hereafter conducted by the Company in the Rochester and Buffalo, New York Metropolitan areas (collectively the "Territory"); provided however, that nothing contained herein shall be construed to prevent the Employee from
(a) investing in stock or other securities of any public or private enterprise provided that such investment does not require active participation by the Employee and such enterprise does not engage in any activity competitive with the business now or hereafter conducted by the Company ("Permitted Investments"), or (b) attending to such charitable and/or civic activities as are deemed appropriate by Employee; provided that such activities shall not detract from Employee's duties and obligations under this Agreement. For purposes of this Section 7.2, the Post-Term Period shall be (y) two years in the event of termination of Employee's employment by the Company due to the voluntary resignation by Employee and (z) one year in the event the Company terminates Employee's employment "for cause". The restrictions contained in this
Section 7.2 shall not apply in the event the Company terminates Employee's employment pursuant to Section 3.2 or in the event that, notwithstanding Employee's compliance with the terms of this Agreement, the Company fails to pay Employee the compensation to which he is entitled under this Agreement

                  7.3 NON-SOLICITATION. Without limiting the generality of the provisions of Section 7.2 above, Employee hereby agrees that for a period commencing on the date of this Agreement and ending upon expiration of the Non-Compete Period, except on behalf of the Company in accordance with this Agreement, Employee will not, directly or indirectly, as employee, agent, consultant, principal or otherwise, (a) solicit any business from or in any way transact or seek to transact any business with or otherwise seek to influence or alter the relationship between the Company or any of its affiliates with any person or entity to whom the Company or any of its affiliates provided business-related services (i) at any time during the one year period preceding the Termination Date or (ii) if there has been no Termination Date, at any time during the Employment Period or (b) solicit for employment or other services or otherwise seek to influence or alter the relationship between the Company or any of its affiliates of any person who is or was an employee of the Company or any of its affiliates (x) at any time during the one (1) year period preceding the Termination Date or (xi) if there has been no Termination Date, at any time during the Employment Period.

                  7.4 BLUE-PENCIL. If any court of competent jurisdiction shall at any time deem the term of this Agreement or any particular Non-Compete Period too lengthy or the Territory too extensive, the other provisions of this Section 7 shall nevertheless stand, the Non-Compete Period shall be reduced to be the longest period permissible by law under the circumstances and the Territory shall be comprised of the largest territory permissible by law under the circumstances. The court in each case shall reduce the Non-Compete Period and/or Territory to one of permissible duration or size.

         8. REMEDIES. Employee acknowledges and agrees that the covenants set forth in Section 5, 6 and 7 of this Agreement are reasonable and necessary for the protection of the business interests of the Company and its affiliates, that irreparable injury will result to the Company if Employee breaches any of the terms of Sections 5, 6 or 7, and that in the event of Employee's actual or threatened breach of any provisions of Section 5, 6 or 7, the Company and its affiliates will have no adequate remedy at law. Employee accordingly agrees that in the event of any actual or threatened breach by Employee of any of the provisions of Section 5, 6 or 7, the Company and its affiliates shall be entitled to seek injunctive relief, specific performance and other equitable relief from any court of competent jurisdiction or in connection with an arbitration pursuant to Section 11.2, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company and its affiliates from pursuing any other remedies available to them for such breach or threatened breach, including but not limited to the recovery of damages.

         9. REPRESENTATIONS AND WARRANTIES OF EMPLOYEE.

                  9.1 Employee represents and warrants to the Company that:

                           (a)  He is  not  and  has  not  been  subject  to any
litigation or any regulatory or administrative proceeding that could reasonably have an adverse impact on the ability of Employee to render services under this Agreement;

                           (b)  He  is  free  of  known   physical   and  mental
disabilities that would, with or without reasonable accommodations create an undue hardship for the Company or any of its affiliates, impair his performance hereunder and he is fully empowered to enter and perform his obligations under this Agreement;

                           (c)  He is  under  no  restrictive  covenants  to any
person or entity that will be violated by his entering into and performing this Agreement; and

                           (d) He is not the subject of any event  described  in
Item 401(d)(1) through (4) of Regulation S-B [or Item 401(f) of Regulation S-K, if then applicable to the Company], promulgated by the Securities and Exchange Commission.

                  9.2 Employee shall indemnify the Company on demand for and against any and all judgments, losses, claims, damages, expenses and costs
(including without limitation all legal fees and costs, even if incident to appeals) incurred or suffered by the Company as a result of any breach by Employee of any of these representations and warranties.

         10. SUCCESSORS. This Agreement is personal to Employee and may not be assigned by Employee. This Agreement is not assignable by the Company except in connection with the sale of all or substantially all of the Company's assets or stock or upon a merger or any similar transaction. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         11.      MISCELLANEOUS.

                  11.1 MODIFICATION AND WAIVER. Any term or condition of this Agreement may be waived at any time by the party hereto that is entitled to the benefit thereof; provided, however, that any such waiver shall be in writing and signed by the waiving party, and no such waiver of any breach or default hereunder is to be implied from the omission of the other party to take any action on account thereof. A waiver on one occasion shall not be deemed to be a waiver of the same or of any other breach on a future occasion. This Agreement may be modified or amended only by a writing signed by both parties hereto.

                  11.2 GOVERNING LAW; ARBITRATION. This Agreement shall be construed in accordance with, and all actions arising under or in connection therewith shall be governed by, the internal laws of the State of Florida without regard to the conflicts of laws provisions thereof. Each of the parties irrevocably and unconditionally agrees that any suit, action or legal proceeding arising out of or relating to this Agreement shall be settled by binding arbitration conducted in accordance with the Commercial Rules of Arbitration of the American Arbitration Association ("AAA"). The arbitration shall take place in Palm Beach County, Florida, and shall be heard by three arbitrators selected in accordance with AAA Rules of Commercial Arbitration. The Arbitrators shall render a reasoned award and such award shall be signed and dated. The decision of the arbitrators shall be final and binding upon the parties, and the arbitration award may be entered in any court of competent jurisdiction. Initially, each of the parties shall pay one-half of the fees of the AAA (other than filing fees), including without limitation hearing and arbitrators' fees, and the parties' obligation to pay such fees shall be enforceable in any court of competent jurisdiction. The parties to any arbitration hereunder agree to submit for determination by the arbitrators, the amount of fees and expenses, including reasonable attorney's fees, to be borne by each party.

                  11.3 TAX WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  11.4 SECTION CAPTIONS. Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                  11.5 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

                  11.6 INTEGRATED AGREEMENT. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes any other employment agreements executed before the date hereof. There are no agreements, understandings, restrictions, representations, or warranties among the parties other than those set forth herein or herein provided for.

                  11.7 INTERPRETATION. No provision of this Agreement is to be interpreted for or against any party because that party or that party's legal representative drafted such provision. For purposes of this Agreement, "herein," "hereby," "hereunder," "herewith," "hereafter," and "hereinafter" refer to this Agreement in its entirety, and not to any particular section or subsection. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

                  11.8 NOTICES. All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person or by Federal Express (or similar overnight courier service) to the parties at the following addresses:

                    If to Employee:    Chuck Finzer
                                       2340 Brighton-Henrietta Town Line Road
                                       Rochester, New York 14623


                    If to the Company: 11924 Forest Hill Blvd.
                                       Suite 22-204
                                       Wellington, FL  33414


Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein. Any notice may be given on behalf of a party by its counsel.

              11.9 NO JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER
VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                            COMPANY:

                                            TOTAL IDENTITY SYSTEMS CORP.



                                            By: /S/ RICHARD R. DWYER
                                            ------------------------
                                                  Richard R. Dwyer
                                                  Authorized Representative


                                            EMPLOYEE:



                                            /S/ CHARLES FINZER
                                            ------------------
                                            Charles Finzer